Exhibit 99.1

Andeavor Logistics LP Reports First Quarter 2018 Results

•	Reported first quarter net earnings of $139 million and EBITDA of $273 million

•	Increased quarterly distribution to $1.015 per limited partner unit; 28th consecutive increase

•	Announced expected $1.6 to $1.7 billion drop down and asset transfer with expected close in August 2018

•	Announced three new Permian crude oil gathering projects further enhancing position in the Delaware Basin

•	Andeavor announced participation in Gray Oak Pipeline and South Texas Gateway Terminal to move Permian Basin crude oil to Corpus Christi, TX

•	Completed acquisition of Wamsutter Pipeline for $180 million on May 1, 2018

•	Increased 2020 net earnings target to $965 million and EBITDA by $150 million to over $1.6 billion, representing 60% growth over 2017

San Antonio - May 7, 2018 - Andeavor Logistics LP (NYSE: ANDX) today reported first quarter net earnings of $139 million, or $0.59 per diluted common limited partner unit, and EBITDA of $273 million.

“Our business performed very well this quarter,” said Greg Goff, Chairman and Chief Executive Officer of Andeavor Logistics’ general partner. “We continue to execute on our Permian growth strategy with the announcement of several new organic gathering projects as well as Andeavor’s participation in long-haul takeaway pipeline capacity out of the region with its Gray Oak Pipeline and South Texas Gateway Terminal joint ventures. We also announced our intent to accelerate our drop down and asset transfer plans, which will further strengthen the business with the addition of high-growth Permian assets and other high-quality logistics assets. We remain dedicated to and confident in our ability to achieve our 2018 to 2020 strategic and financial targets without further drop downs or issuance of public common equity,” added Goff.

	Three Months Ended March 31,
($ in millions)	2018	2017
Net Earnings	$139	$92
Segment Operating Income
Terminalling and Transportation	$120	$98
Gathering and Processing	74	62
Wholesale	4	—

EBITDA (a)	$273	$212
Segment EBITDA (a)
Terminalling and Transportation	$150	$119
Gathering and Processing	124	101
Wholesale	7	—

Net Cash From Operating Activities	$230	$207
Distributable Cash Flow Attributable to Common Unitholders (a)	$199	$152

Total Distributions to be Paid to Common Unitholders	$205	$140
Distribution Coverage Ratio (a)	0.97x	1.09x

(a)	For more information on EBITDA, Segment EBITDA, Distributable Cash Flow Attributable to Common Unitholders and Distribution Coverage Ratio, see “Non-GAAP Measures.”

Segment Results

Terminalling and Transportation
Terminalling and Transportation segment operating income was $120 million for the first quarter 2018, an increase of $22 million from the prior year and segment EBITDA was $150 million, an increase of $31 million from the prior year. The year-over-year increase was primarily attributable to contributions from the Western Refining Logistics acquisition and the 2017 Anacortes Logistics Asset drop down. The growth related to the Western Refining Logistics acquisition and 2017 Anacortes drop down was offset by major planned maintenance at Andeavor’s (NYSE: ANDV) California refineries during the quarter. The planned maintenance, which was completed in the first quarter, resulted in lower marine terminal volumes and short-haul pipeline movements. The estimated impact to segment operating income and segment EBITDA was $8 million.

Gathering and Processing
Gathering and Processing segment operating income was $74 million for the first quarter 2018, an increase of $12 million from the prior year and segment EBITDA was $124 million, an increase of $23 million from the prior year. The year-over-year increase was primarily attributable to contributions from the Western Refining Logistics acquisition and growth at the Robinson Lake gathering and processing facility. Results for the quarter were also impacted by lower High Plains Pipeline crude oil volumes due to additional third party interconnects into the Dakota Access Pipeline, which have occurred over the last two quarters. This impact was partially offset by continued growth in Permian crude oil gathering, transportation, and storage assets, which continue to set record levels each quarter since acquisition.

Wholesale
Wholesale segment operating income was $4 million for the first quarter 2018, a decrease of $2 million from the prior quarter and segment EBITDA was $7 million, a decrease of $1 million from the prior quarter. Results compared to the prior quarter were driven by seasonally lower volumes.

Balance Sheet and Cash Flow

Net cash from operating activities was $230 million in the first quarter 2018 and distributable cash flow attributable to common unitholders for the first quarter was $199 million. Andeavor Logistics ended the first quarter 2018 with $27 million of cash and approximately $1.7 billion of availability under its revolving credit facilities.

Net capital expenditures for the first quarter 2018 were $71 million, which included $61 million of growth capital and $10 million of net maintenance capital. Andeavor Logistics expects to invest approximately $2.2 to $2.3 billion in 2018, including $325 million in growth capital, $180 million in the recently completed Wamsutter acquisition, $1.6 to $1.7 billion in drop downs (which includes the Conan Crude Oil Gathering system and the Los Angeles Refinery Interconnect Pipeline at cost plus incurred interest) and $75 million in net maintenance capital. Andeavor Logistics plans for total capital investments of approximately $3.3 billion from 2018 to 2020, unchanged from prior guidance presented at the December 2017 Investor and Analyst Day.

On April 18, 2018, Andeavor Logistics announced a quarterly cash distribution of $1.015 per limited partnership unit or $4.06 on an annualized basis. This represents an increase of 1.5%

over the prior distribution and the partnership’s 28th consecutive quarterly increase. The distribution coverage ratio was 0.97x for the first quarter 2018.

Andeavor Logistics is well positioned to achieve all stated financial objectives in 2018 including reaching approximately 1.1x coverage, approximately 4.0x leverage and distribution growth of at least 6%. Coverage is expected to sequentially improve through 2018 as Andeavor Logistics’ distributable cash flow growth exceeds distribution growth. The General Partner’s distribution waivers for 2018 and 2019 remain in effect as instituted in 2017 under the terms of the ANDX limited partnership agreement.

Strategic Update

2018 Drop Down Update
Andeavor Logistics announced today that it expects Andeavor to offer assets totaling $1.6 to $1.7 billion to Andeavor Logistics, which is expected to include Permian gathering assets, including the Rio Pipeline, and the majority of Andeavor’s remaining refining logistics assets. The drop down is also expected to include the Conan Crude Oil Gathering System and the Los Angeles Refinery Interconnect Pipeline, transferred at cost plus incurred interest.

Accomplishing the drop down in 2018 is expected to allow for more efficient operational management of the assets, increase growth visibility, enable Andeavor Logistics to benefit from its Permian growth plans and maintain reporting transparency as changes in lease accounting standards become effective in 2019.

The transaction is expected to be funded 40% to 50% by issuing common equity to Andeavor, and the remainder by debt and retained cash. The transaction is expected to close in August 2018 and be immediately accretive.

Permian Expansion Update
Andeavor Logistics also announced today that it has been awarded three new crude oil gathering projects in the Delaware Basin. These projects are with high-quality producers and are supported by acreage dedications totaling approximately 32,000 acres. Andeavor Logistics expects a capital investment of $40 to $45 million, with project completions anticipated late 2018 and early 2019. These projects are expected to deliver annual net earnings of $3 to $4 million and EBITDA of $6 to $7 million in 2019, a six to seven times multiple on invested capital. Acreage dedications from projects awarded over the last two quarters total approximately 72,000 acres.

In addition, Andeavor recently announced its participation in a new Permian long-haul crude oil pipeline with Phillips 66 Partners and its participation in a new marine terminal in Corpus Christi with Buckeye Partners and Phillips 66 Partners. These projects are expected to further support Andeavor Logistics’ competitive position when pursuing additional crude oil gathering projects in the Permian.

Public Invited to Listen to Webcast
In lieu of its previously scheduled conference call, Andeavor Logistics provided a pre-recorded webcast hosted by Greg Goff and Steven Sterin regarding first quarter 2018 results and other business matters. Interested parties may listen to the webcast by logging on to http://www.andeavorlogistics.com.

About Andeavor Logistics LP
Andeavor Logistics LP is a fee-based, full-service, diversified midstream logistics company, with integrated assets across the western and mid-continent regions of the United States. Andeavor Logistics operates through three business segments: Terminalling and Transportation, Gathering and Processing, and Wholesale. The Terminalling and Transportation segment consists of marine terminals, refined product truck terminals, rail terminals, dedicated storage facilities and transportation pipelines. The Gathering and Processing segment consists of crude oil gathering systems and pipelines as well as natural gas gathering pipelines, processing facilities and fractionation facilities. The Wholesale segment consists of a fee-based fuel wholesale business. Andeavor Logistics is a Delaware limited partnership formed by Andeavor, headquartered in San Antonio, Texas.

This earnings release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements concerning: our operational, financial and growth strategies, including growing the business through asset optimization and strategic acquisitions, execution of growth projects and opportunities, high return organic growth, and lowering our cost of capital and extending debt maturities; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources, including available capacity under our credit facilities; expectations related to drop downs and public common equity issuances; statements regarding distribution waivers for 2018 and 2019; expectations regarding future economic and market conditions and their effects on our business; our 2020 net earnings and EBITDA targets; statements regarding our ability to deliver on our 2018-2020 strategic and financial targets; our ability to achieve all stated financial objectives in 2018, including coverage, leverage and distribution growth; statements regarding Andeavor’s 2018 to 2020 drop down and asset transfer plans, including the expected drop down to us of Permian gathering assets, including the Rio Pipeline, the majority of Andeavor’s remaining refining logistics assets, the Conan Crude Oil Gathering System and the Los Angeles Refinery Integration Pipeline, including the expected benefits and timing thereof, and expectations with respect to our financing of the acquisition; statements related to our Permian growth strategy; statements regarding our new crude oil gathering projects in the Delaware Basin, including expected capital investment, timing of completion, and net earnings and EBITDA contributed thereby; statements regarding Andeavor’s participation in a new crude oil pipeline and new terminal, including the expected benefits to us; second quarter 2018 guidance and expectations; 2018 expected investments, including the components thereof; 2018-2020 expected total investments; projected annual net earnings and EBITDA contribution from the Permian gathering projects; 2018 and 2020 Andeavor Logistics projected net earnings and EBITDA; and other aspects of future performance. For more information concerning factors that could affect these statements, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings and press releases, available at http://www.andeavorlogistics.com. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Investors:
Andrew Woodward, Sr. Director, Finance and Investor Relations, (210) 626-7202

Media:
Andeavor Media Relations, media@andeavor.com, (210) 626-7702

Andeavor Logistics LP
Second Quarter 2018 Guidance (Unaudited)

Throughput
Terminalling and Transportation
Terminalling throughput (Mbpd)	1,700 - 1,730
Pipeline transportation throughput (Mbpd)	1,005 - 1,045

Gathering and Processing
NGL sales (Mbpd)	6.9 - 7.4
Gas gathering and processing throughput (thousands of MMBtu/d)	950 - 990
Crude oil and water gathering volume (Mbpd)	300 - 320

Wholesale
Fuel sales volumes (millions of gallons)	305 - 325

Non-GAAP Measures

As a supplement to our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), our management uses certain “non-GAAP” measures to analyze our results of operations, assess internal performance against budgeted and forecasted amounts and evaluate future impacts to our financial performance as a result of capital investments, acquisitions, divestitures and other strategic projects. These measures are important factors in assessing our operating results and profitability and include:

•	Financial non-GAAP measures:

◦	EBITDA - U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expense; and

◦	Segment EBITDA - a segment’s U.S. GAAP-based operating income before depreciation and amortization expense plus equity in earnings (loss) of equity method investments and other income (expense), net.

•	Liquidity non-GAAP measures:

◦
Distributable Cash Flow - U.S. GAAP-based net cash flow from operating activities adjusted for changes in working capital, amounts spent on maintenance capital net of reimbursements and other adjustments not expected to settle in cash;

◦	Distributable Cash Flow Attributable to Common Unitholders - Distributable Cash Flow minus distributions associated with the preferred units; and

◦	Distribution Coverage Ratio - Distributable Cash Flow Attributable to Common Unitholders divided by total distributions to be paid to common unitholders for the reporting period.

•	Operating performance non-GAAP measure:

◦	Average Margin on Natural Gas Liquids (“NGLs”) Sales per Barrel - NGL sales revenues minus amounts recognized as NGL expense divided by our NGL sales volumes in barrels.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, operating income and net cash from operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Reconciliation of Amounts Reported Under U.S. GAAP,” “Segment Reconciliation of Amounts Reported Under U.S. GAAP” and “Average Margin on NGL Sales per Barrel” for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

Items Impacting Comparability

The Partnership’s results of operations may not be comparable to the historical results of operations for the reasons described below.

Acquisitions and Mergers
On November 8, 2017, we acquired the Anacortes Logistics Assets from a subsidiary of Andeavor for total consideration of $445 million. The Anacortes Logistics Assets include crude oil, feedstock and refined products storage at Andeavor’s Anacortes Refinery, the Anacortes marine terminal with feedstock and refined product throughput, a manifest rail facility and crude oil and refined products pipelines.

Effective October 30, 2017, Andeavor Logistics closed its merger with Western Refining Logistics, LP (the “WNRL Merger”) exchanging all outstanding common units of WNRL with units of Andeavor Logistics, representing an equity value of $1.7 billion. WNRL’s operations included terminalling and storage assets, crude oil and refined product transportation services and a wholesale fuels business.

The closing of the WNRL Merger was conditioned upon, among other things, the adoption and effectiveness of the Second Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, pursuant to which, simultaneously with the closing of the WNRL Merger: (i) the incentive distribution rights in Andeavor Logistics (the “IDRs”) held by Tesoro Logistics GP, LLC (“TLGP”), our general partner, were canceled (the “IDR Exchange”), (ii) the general partner interests in Andeavor Logistics held by TLGP were converted into a non-economic general partner interest in Andeavor Logistics (together with the IDR Exchange, the “IDR/GP Transaction”), and (iii) Andeavor and its affiliates, including TLGP, agreed to increase and extend existing waivers on distributions to Andeavor and its affiliates by $60 million to an aggregate of $160 million between 2017 and 2019.

Andeavor Logistics LP
Condensed Consolidated Balance Sheets (Unaudited) (In millions)

	March 31, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$27	$75
Receivables, net of allowance for doubtful accounts	364	403
Prepayments and other current assets	40	27
Total Current Assets	431	505
Property, Plant and Equipment, Net	5,436	5,413
Other Noncurrent Assets, Net	2,242	2,251
Total Assets	$8,109	$8,169

Liabilities and Equity
Current Liabilities
Accounts payable	$331	$359
Accrued interest and financing costs	68	40
Other current liabilities	63	75
Total Current Liabilities	462	474
Debt, Net of Unamortized Issuance Costs	4,148	4,127
Other Noncurrent Liabilities	66	54
Equity	3,433	3,514
Total Liabilities and Equity	$8,109	$8,169

Andeavor Logistics LP
Results of Operations (Unaudited) (In millions, except per unit amounts)

	Three Months Ended March 31,
	2018	2017
Revenues
Terminalling and Transportation	$231	$175
Gathering and Processing	289	245
Wholesale	17	—
Intersegment revenues	(2)	—
Total Revenues	535	420
Costs and Expenses
NGL expense (excluding items shown separately below)	48	59
Operating expenses (excluding depreciation and amortization)	190	126
Depreciation and amortization expenses	80	58
General and administrative expenses	27	27
Operating Income	190	150
Interest and financing costs, net	(54)	(62)
Equity in earnings of equity method investments	2	2
Other income, net	1	2
Net Earnings Attributable to Partners	139	92
Preferred unitholders’ interest in net earnings	(14)	—
General partner’s interest in net earnings, including incentive distribution rights	—	(37)
Limited Partners’ Interest in Net Earnings	$125	$55

Net Earnings per Limited Partner Unit:
Common - basic	$0.59	$0.51
Common - diluted	$0.59	$0.51

Weighted Average Limited Partner Units Outstanding:
Common units - basic	217.2	104.8
Common units - diluted	217.4	104.9

Cash Distributions Paid per Unit	$1.000	$0.910

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited) (In millions)

	Three Months Ended March 31,
	2018	2017
Earnings Before Income Taxes
Terminalling and Transportation	$120	$98
Gathering and Processing	74	62
Wholesale	4	—
Total Segment Operating Income	198	160
Unallocated general and administrative expenses	(8)	(10)
Operating Income	190	150
Interest and financing costs, net	(54)	(62)
Equity in earnings of equity method investments	2	2
Other income, net	1	2
Earnings Before Income Taxes	$139	$92
Depreciation and Amortization Expenses
Terminalling and Transportation	$29	$21
Gathering and Processing	48	37
Wholesale	3	—
Total Depreciation and Amortization Expenses	$80	$58
Segment EBITDA (a)
Terminalling and Transportation	$150	$119
Gathering and Processing	124	101
Wholesale	7	—
Total Segment EBITDA	$281	$220
Capital Expenditures
Terminalling and Transportation	$27	$27
Gathering and Processing	55	18
Wholesale	1	—
Total Capital Expenditures	$83	$45

(a)	See “Non-GAAP Reconciliations” section below for further information regarding this non-GAAP measure.

Andeavor Logistics LP
Components of Cash Flows (Unaudited) (in millions)

	Three Months Ended March 31,
	2018	2017
Cash Flows From (Used In)
Net earnings	$139	$92
Depreciation and amortization expenses	80	58
Changes in assets and liabilities	1	49
Other operating activities	10	8
Net Cash Flows from Operating Activities	230	207
Investing Activities	(91)	(721)
Financing Activities	(187)	(139)
Decrease in Cash and Cash Equivalents	$(48)	$(653)

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes and revenue per barrel)

	Three Months Ended March 31,
	2018	2017
Terminalling and Transportation Segment
Revenues
Terminalling	$198	$145
Pipeline transportation	31	30
Other revenues	2	—
Total Revenues	231	175
Costs and Expenses
Operating expenses (c)	74	49
Depreciation and amortization expenses	29	21
General and administrative expenses	8	7
Terminalling and Transportation Segment Operating Income	$120	$98
Volumes
Terminalling throughput (Mbpd)	1,669	1,019
Average terminalling revenue per barrel (d)	$1.32	$1.58
Pipeline transportation throughput (Mbpd)	877	834
Average pipeline transportation revenue per barrel (d)	$0.39	$0.40

(b)	Adjusted to include the historical results of the Predecessors. See “Items Impacting Comparability.”

(c)	Operating expenses include an imbalance settlement gain of $1 million for the three months ended March 31, 2017. There was no gain for the three months ended March 31, 2018.

(d)
Management uses average margin per barrel, average revenue per Million British thermal units (“MMBtu”) and average revenue per barrel to evaluate performance and compare profitability to other companies in the industry.

•
Average terminalling revenue per barrel—calculated as total terminalling revenue divided by terminalling throughput presented in thousands of barrels per day (“Mbpd”) multiplied by 1,000 and multiplied by the number of days in the period (90 days for both the three months ended March 31, 2018 and 2017);

•
Average pipeline transportation revenue per barrel—calculated as total pipeline transportation revenue divided by pipeline transportation throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average margin on NGL sales per barrel—calculated as the difference between the NGL sales revenues and the amounts recognized as NGL expense divided by our NGL sales volumes presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average gas gathering and processing revenue per MMBtu—calculated as total gathering and processing fee-based revenue divided by gas gathering throughput presented in thousands of MMBtu per day (“MMBtu/d”) multiplied by 1,000 and multiplied by the number of days in the period as outlined above; and

•
Average crude oil and water gathering revenue per barrel—calculated as total crude oil and water gathering fee-based revenue divided by crude oil and water gathering throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way. Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes, margin per barrel, revenue per barrel and revenue per MMBtu)

	Three Months Ended March 31,
	2018	2017
Gathering and Processing Segment
Revenues
NGL sales (e)	$104	$83
Gas gathering and processing	85	80
Crude oil and water gathering	65	39
Pass-thru and other (f)	35	43
Total Revenues	289	245
Costs and Expenses
NGL expense (excluding items shown separately below) (e) (f)	48	59
Operating expenses (g)	108	77
Depreciation and amortization expenses	48	37
General and administrative expenses	11	10
Gathering and Processing Segment Operating Income	$74	$62
Volumes
NGL sales (Mbpd) (e)	11.8	7.4
Average margin on NGL sales per barrel (d) (e) (f)	$53.22	$39.15
Gas gathering and processing throughput (thousands of MMBtu/d)	1,005	952
Average gas gathering and processing revenue per MMBtu (d)	$0.93	$0.94
Crude oil and water gathering volume (Mbpd)	304	253
Average crude oil and water gathering revenue per barrel (d)	$2.37	$1.73

(e)
For the three months ended March 31, 2018 and 2017, Andeavor Logistics had 26.7 Mbpd and 21.1 Mbpd, respectively, of gross natural gas liquids (“NGL”) sales under percent of proceeds (“POP”) and keep-whole arrangements, of which Andeavor Logistics retained 11.8 Mbpd and 7.4 Mbpd, respectively. The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements. Volumes represent barrels sold under our keep-whole arrangements, net barrels retained under our POP arrangements and other associated products.

(f)
Included in NGL expense for the three months ended March 31, 2017 were approximately $2 million of crude costs related to crude oil volumes obtained in connection with the acquisition or our North Dakota gathering and processing assets. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel excludes this amount.

(g)	Operating expenses include an imbalance settlement gain of $2 million for the three months ended March 31, 2017. There was no gain for the three months ended March 31, 2018.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except per gallon)

	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017 (b)
Wholesale Segment
Revenues
Fuel sales	$9	$537
Other wholesale	8	5
Total Revenues	17	542
Costs and Expenses
Cost of fuel and other (excluding items shown separately below)	—	528
Operating expenses	10	3
General and administrative expenses	—	3
Depreciation and amortization expenses	3	2
Wholesale Operating Income	$4	$6

Non-GAAP Reconciliations

Andeavor Logistics LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions, except ratios)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Earnings to EBITDA
Net earnings	$139	$92
Depreciation and amortization expenses	80	58
Interest and financing costs, net of capitalized interest	54	62
EBITDA	$273	$212

Reconciliation of Net Cash from Operating Activities to Distributable Cash Flow
Net cash from operating activities	$230	$207
Changes in assets and liabilities	(1)	(49)
Maintenance capital expenditures (h)	(19)	(17)
Reimbursement for maintenance capital expenditures (h)	6	8
Adjustments for equity method investments	(3)	—
Other (i)	(4)	3
Distributable Cash Flow	209	152
Less: Preferred unit distributions	(10)	—
Distributable Cash Flow Attributable to Common Unitholders	$199	$152

	Three Months Ended March 31,
	2018	2017
Distributions
Limited partner’s distributions on common units	$205	$101
General partner’s distributions including IDRs	—	39
Distributions on preferred units	10	—
Total Distributions to be Paid	215	140
Less: Distributions on preferred units	(10)	—
Total Distributions to be Paid to Common Unitholders	$205	$140

Distributable Cash Flow Attributable to Common Unitholders	$199	$152

Distribution Coverage Ratio	0.97x	1.09x

(h)
We adjust our reconciliation of distributable cash flows for maintenance capital expenditures, tank restoration costs and expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets with an offset for any reimbursements received for such expenditures.

(i)	Includes adjustments to remove the impact of the adoption of the new revenue recognition accounting standard on January 1, 2018.

Andeavor Logistics LP
Segment Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Terminalling and Transportation Segment Operating Income to Segment EBITDA
Terminalling and Transportation segment operating income	$120	$98
Depreciation and amortization expenses	29	21
Other income, net	1	—
Terminalling and Transportation Segment EBITDA	$150	$119

Reconciliation of Gathering and Processing Segment Operating Income to Segment EBITDA
Gathering and Processing segment operating income	$74	$62
Depreciation and amortization expenses	48	37
Equity in earnings of equity method investments	2	2
Gathering and Processing Segment EBITDA	$124	$101

	Three Months Ended
	March 31, 2018	December 31, 2017 (b)
Reconciliation of Wholesale Segment Operating Income to Segment EBITDA
Wholesale segment operating income	$4	$6
Depreciation and amortization expenses	3	2
Wholesale Segment EBITDA	$7	$8

Andeavor Logistics LP
Average Margin on NGL Sales per Barrel (Unaudited)
(in millions, except days and per barrel amounts)

	Three Months Ended March 31,
	2018	2017
Segment Operating Income	$74	$62
Add back:
Operating expenses	108	77
Depreciation and amortization expenses	48	37
General and administrative expenses	11	10
Other commodity purchases (e)	—	2
Subtract:
Gas gathering and processing revenues	(85)	(80)
Crude oil gathering revenues	(65)	(39)
Pass-thru and other revenues	(35)	(43)
Margin on NGL Sales	$56	$26
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	11.8	7.4
Number of days in the period	90	90
Total volumes for the period (thousands of barrels) (j)	1,062	666
Average Margin on NGL Sales per Barrel (j)	$53.22	$39.15

(j)	Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Financial Data (Unaudited) (In millions)

	Three Months Ended March 31,
	2018	2017
Capital Expenditures
Growth	$71	$31
Maintenance	12	14
Total Capital Expenditures	$83	$45

Capital Expenditures, Net of Reimbursements
Growth	$61	$20
Maintenance	10	10
Total Capital Expenditures, Net of Reimbursements	$71	$30

	Three Months Ended March 31,
	2018	2017
General and Administrative Expenses
Terminalling and Transportation	$8	$7
Gathering and Processing	11	10
Unallocated	8	10
Total General and Administrative Expenses	$27	$27

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Reconciliation of Projected Annual EBITDA
	Permian Gathering Projects 2019E	Permian Gathering Projects 2020E	Andeavor Logistics 2018E	Previous Andeavor Logistics 2020E	Revised Andeavor Logistics 2020E
Projected Net Earnings	$ 3-4	$110	$ 685-785	$885	$965
Add: Projected depreciation and amortization expense	2	50	280	320	330
Add: Projected interest and financing costs, net	1	40	235	295	305
Projected EBITDA	$ 6-7	$200	$ 1,200-1,300	$1,500	$1,600